                             EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT is made this 2nd day of May, 1995, by and between Bell Atlantic Corporation ("Bell Atlantic") and James G. Cullen (the "Executive").

          WHEREAS, Bell Atlantic seeks to retain the services of the Executive and to provide for an efficient transition upon any change in the Chief Executive Officer of Bell Atlantic;

          WHEREAS, the Executive is willing to remain in the employ of Bell Atlantic upon the following terms and conditions; and

          WHEREAS, Bell Atlantic and the Executive wish to set forth their agreement as to the terms and conditions upon which the Executive's employment will continue.

          NOW, THEREFORE, for good and valuable consideration, including the compensation and benefits recited below, the Executive and Bell Atlantic hereby agree as follows:

          1.   Definitions:
               -----------

               (a) Effective Date shall mean the announced effective date of the
                   --------------
          election of any individual to succeed the person who, on the date of this Agreement, is the incumbent Chief Executive Officer of Bell Atlantic.

               (b) Bell Atlantic Companies shall mean Bell Atlantic and each
                   -----------------------
          corporate subsidiary and other affiliated company in which Bell Atlantic directly or indirectly owns a fifty percent or greater interest.

               (c) Board shall mean the board of directors of Bell Atlantic.
                   -----

               (d) Chief Executive Officer shall mean the Chief Executive
                   -----------------------
          Officer of Bell Atlantic, as elected and serving from time to time.

               (e) Committed Employment Period shall mean the period commencing
                   ---------------------------
          on the date of this Agreement and continuing until the earlier of the second anniversary of the Effective Date or July 1, 1998.

               (f) Release shall mean a legal release in the form attached to
                   -------
          this Agreement as Exhibit A, which shall be signed by the Executive at the time of his retirement from Bell Atlantic as a condition of receiving any and all pension and severance benefits provided under the terms of this Agreement.

          2.   Termination of this Agreement:  In the event that the Executive
               -----------------------------
is elected Chief Executive Officer as of the Effective Date, this Agreement shall then terminate and shall be of no further force or effect.

          3.   Bell Atlantic Obligations during the Committed Employment Period:
               ----------------------------------------------------------------
During the Committed Employment Period:



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Employment Agreement                                                      Page 1

          (a) Bell Atlantic shall continue to employ the Executive as a Bell Atlantic officer with the title of Vice Chairman, with duties of a type and level appropriate to such a title;

          (b) Bell Atlantic shall compensate the Executive at a Salary Grade not less than 37, and, to the extent not otherwise modified by the terms of this Agreement, the Executive shall be eligible to participate in all of the benefit and compensation plans, and the programs of perquisites, applicable to similarly-situated Senior Managers of Bell Atlantic, as those plans and programs may be amended from time to time;

          (c) The Board shall nominate the Executive for election as a director at each annual meeting of shareowners of Bell Atlantic which occurs during the Committed Employment Period; and

          (d) In the event that the Executive does not become Chief Executive Officer on the Effective Date, Bell Atlantic shall, as of the Effective Date, promote the Executive to Salary Grade 38, and shall for the remainder of the Committed Employment Period deliver compensation, benefits and perquisites to the Executive commensurate with that Salary Grade, including, without limitation, annual base salary increases not less than one-third of the amount by which the mid-point of Salary Grade 38 exceeds the Executive's initial salary upon promotion to that Salary Grade.

          (e) In the event that Lawrence T. Babbio, Jr. is elected Chief Executive Officer as of the Effective Date, the Executive will be elected Vice Chairman and Chief Operating Officer of Bell Atlantic effective as of the Effective Date, and Bell Atlantic shall retain the Executive in that position, with duties commensurate with that title, through the end of the Committed Employment Period.

     4.   Obligations of the Executive during the Committed Employment Period:
          -------------------------------------------------------------------
During the Committed Employment Period, the Executive shall have the following obligations and duties.

          (a) The Executive shall continue to fully and faithfully perform his duties and responsibilities (i) as a director, so long as he is elected and serving, and (ii) as an officer, reporting only to the Chief Executive Officer and the Board.

          (b) The Executive shall serve in such executive capacities, titles and authorities with respect to the Bell Atlantic Companies as the Board or the CEO may from time to time prescribe, and the Executive shall perform all duties incidental to such positions, shall cooperate fully with the Board and the CEO, and shall work cooperatively with the other officers of the Bell Atlantic Companies.

          (c) The Executive shall continue to diligently devote his entire business skill, time and effort to the affairs of the Bell Atlantic Companies in accordance with the duties assigned to him that are not inconsistent with the terms hereof, and shall perform all such duties, and otherwise conduct himself, in a manner reasonably calculated in good faith by him to promote the best interests of the Bell Atlantic Companies. Prior to the Executive's retirement from Bell Atlantic, except to the extent specifically permitted by the Chief Executive Officer or the Board and except as set forth below, the Officer shall not, directly or indirectly, render any services of a

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Employment Agreement                                                      Page 2
     business, commercial or professional nature to any other person or organization other than a Bell Atlantic Company or a venture in which a Bell Atlantic Company has a financial interest, whether or not the services are rendered for compensation. However, the Executive is not prohibited from serving on committees or boards of charitable, educational, civic or other nonprofit organizations, so long as such service does not interfere with his full-time responsibilities to Bell Atlantic.

          (d) The failure of the Executive to perform his obligations pursuant to paragraphs (a) through (c) above shall be excused when such failure is on account of the Executive's disability within the meaning of the applicable disability benefit plans in which the Executive participates from time to time.

     5.   Retirement.  If the Executive is not elected Chief Executive Officer
          ----------
as of the Effective Date, the Executive hereby agrees, at any time after the last day of the Committed Employment Period, upon request of the then-current Chief Executive Officer or the Board, to retire from active service with Bell Atlantic, effective as of the date specified in the request. The parties acknowledge that Bell Atlantic shall have the right to cause the Executive to be retired and removed from active service as of any date after the last day of the Committed Employment Period. On the date of such retirement, as a condition of eligibility to receive the pension and severance benefits described in Sections 6 and 7 of this Agreement, the Executive shall sign and deliver the Release and shall not revoke his signature.

     6.   Retirement Pension Benefits.
          ---------------------------

          (a) Eligibility for Waiver of Early Retirement Pension Discount.  If a
              -----------------------------------------------------------
     person other than the Executive is elected Chief Executive Officer as of the Effective Date, and if the Executive thereafter completes the Committed Employment Period by remaining in active service with Bell Atlantic in accordance with the terms of this Agreement, the Executive shall at any time thereafter be entitled, subject to signing and delivering the Release, to retire with a two-year waiver of any applicable early retirement pension discount under the terms of the Bell Atlantic Senior Management Retirement Income Plan or any successor to that plan which applies to Senior Managers, as that plan may be amended from time to time ("RIP"), as more fully described in the following paragraph. The parties acknowledge that the pension enhancement described in this Section is part of the consideration given by Bell Atlantic in exchange for the Release and the non-compete and proprietary information covenants granted by the Executive under Sections 10 and 11 of this Agreement.

          (b) Calculation of Waiver of Early Retirement Pension Discount.  If
              ----------------------------------------------------------
     the Executive qualifies for the waiver of early retirement pension discount, as described in the previous paragraph, the Executive's target pension under RIP shall be equal to the greater of:

               (i) The target pension determined under the applicable pension formula under RIP which is in effect and applicable to the Executive at the time of the Executive's retirement, after adding two additional years to the Executive's age at the time of retirement for purposes of determining the amount of any applicable early retirement discount (but not for any other purpose under RIP); or


--------------------------------------------------------------------------------
Employment Agreement                                                      Page 3

               (ii) The target pension which would have been applicable to the Executive if he had retired at any time during the Committed Employment Period, under the terms of any early retirement incentive, pension window, or other special provision of RIP which may then have been in effect but which is no longer in effect at the time of the Executive's actual retirement. In such a case, the calculation of the RIP enhanced benefit shall not be subject to further supplementation by the discount waiver provisions of the prior paragraph.

     7.   Further Consideration for Non-Compete Agreement:
          -----------------------------------------------

          (a) If a person other than the Executive is elected Chief Executive Officer as of the Effective Date, and if the Executive thereafter completes the Committed Employment Period by remaining in active service with Bell Atlantic in accordance with the terms of this Agreement, then, subject to the Executive signing and delivering the Release, Bell Atlantic shall pay the Executive a cash severance payment, as described in the following paragraph, upon the Executive's retirement at any time thereafter. The parties acknowledge that the severance payment described in this Section is part of the consideration given by Bell Atlantic in exchange for the Release and the non-compete and proprietary information covenants granted by the Executive under Sections 10 and 11 of this Agreement.

          (b) The severance benefit described in the previous paragraph shall be equal to two times the sum of (i) the annualized amount of the Executive's then-current base salary, plus (ii) the greatest of (A) the value of the Executive's most recent award of cash and deferred stock under the Senior Management Short Term Incentive Plan or any successor to that plan (the "STIP"), or (B) the value of the most recent award of cash and deferred stock under the STIP for the Executive's salary grade without taking into account any individual performance adjustments to the award, or (C) 150% of the target STIP award for the Executive's salary grade as of the date of retirement. This cash separation benefit shall be payable in one installment, not later than 30 days after the termination of employment date, subject to the Executive's continuing compliance with the terms of this Agreement.

     8.   Retirement or Discharge for Cause during Committed Employment Period.
          --------------------------------------------------------------------

          (a) In the event that the Executive voluntarily resigns or retires for any reason (except a "constructive discharge", as defined in Section 9(c)), or is discharged by Bell Atlantic for "cause" (as hereinafter defined), prior to the end of the Committed Employment Period, the Executive shall forfeit any and all rights to receive the special supplementary pension benefits and the severance benefits set forth in Sections 6 and 7 of this Agreement, but shall otherwise be eligible to receive any and all compensation and benefits for which a similarly-situated retiring Senior Manager would be eligible under the applicable provisions of the compensation and benefit plans, as those plans may be amended from time to time. In such event, the Executive shall be subject to the terms of the covenant not to compete, as described in Section 10 of this Agreement, for a period which shall extend from the actual date of retirement through the second anniversary of the end of the Committed Employment Period.

          (b) For purposes of this Agreement, the term "cause" shall mean a violation of law (other than a traffic violation or other minor civil offense), or behavior that Bell
--------------------------------------------------------------------------------
Employment Agreement                                                      Page 4

     Atlantic concludes amounts to a material breach of any company policy or provision of the Employee Code of Business Conduct, and including, by way of example: dishonesty; working outside the Bell Atlantic Companies in violation of Section 4(c) or 10 of this Agreement in competition with any Bell Atlantic Company; other conduct that poses a material conflict of interest; revealing confidential or proprietary information of any Bell Atlantic Company in violation of Section 11 of this Agreement; or a substantial and deliberate abuse of the voucher or expense reimbursement processes of any Bell Atlantic Company.

     9.   Certain Involuntary Terminations of Employment:
          ----------------------------------------------

     (a) Consequences of Certain Involuntary Terminations.  Except in the case
         ------------------------------------------------
of a discharge for cause, in the event that Bell Atlantic involuntarily discharges the Executive, or the Executive is "constructively discharged" (as hereinafter defined), prior to the end of the Committed Employment Period, then the Executive shall be entitled to receive, as liquidated damages, subject to signing and delivering the Release, an amount of cash equal to the compensation and benefits which he would have been entitled to receive had Bell Atlantic fulfilled its obligation to employ the Executive in accordance with the provisions of Section 3 of this Agreement, calculated and paid in accordance with paragraph (b) of this Section. In such a case, in addition to the liquidated damages described in the previous sentence, subject to signing and delivering the Release, the Executive shall be entitled to receive the benefits set forth in Sections 6 and 7 of this Agreement, but calculated as though the Executive had actually remained in active service with Bell Atlantic, earning the compensation described in Section 3 of this Agreement, until the end of the Committed Employment Period, with the payment of the cash separation benefit under Section 7 to be made within 30 days after the termination of employment date. Under the circumstances described in this paragraph, the Executive shall be subject to the non-compete covenants of this Agreement through the period ending on the second anniversary of the date of termination of the Executive's employment.

     (b) Calculation and Payment of Liquidated Damages.  The liquidated damages
         ---------------------------------------------
described in the first sentence of the previous paragraph shall consist of all five of the following items, but only the following items. All of the following items of liquidated damages shall be subject to applicable withholding taxes. Each payment contemplated by this subsection (b) shall be contingent upon the absence, as of the time of such payment, of any knowing and material violation by the Executive of any of the covenants contained in Sections 10 and 11.

          (i) Salary: The liquidated damages shall be paid monthly in cash, in an amount each month equal to the salary which would have been paid to the Executive under Section 3 of this Agreement, assuming salary adjustments annually at a percentage equal to the merit increase budget percentage for Bell Atlantic Senior Managers.

          (ii) Short-Term Incentives: The liquidated damages for foregone short-term incentives under STIP shall be paid annually in cash, not later than 30 days after the date on which incentives are awarded by Bell Atlantic under the STIP for the prior year's performance, in an amount equal to the value of the cash and deferred stock which the Executive would have been entitled to receive under the STIP, without adjustment for individual performance.


--------------------------------------------------------------------------------
Employment Agreement                                                      Page 5

          (iii) Long-Term Incentives: The liquidated damages for foregone long-term incentives shall be paid annually in cash, within 30 days of the granting of stock options for the year, in an amount equal to the Black-Scholes value of options which the Executive would have been entitled to receive.

          (iv) RIP Pension Benefits: The RIP target pension will be recalculated after the completion of the Committed Employment Period taking into account the liquidated damages under paragraphs (i) and
          (ii) above as though they were earned as salary and short-term incentives during a period of employment ending on the last day of the Committed Employment Period, and (A) Bell Atlantic shall pay the Executive a true-up payment based on said recalculation if the Executive has elected a lump-sum payment of the benefit provided by
          Section 6(a), and (B) if the Executive has elected a pension in the form of an annuity, the Executive's RIP pension benefits thereafter shall be based on said recalculation.

          (v) Miscellaneous Benefits: The liquidated damages for all other foregone benefits shall be paid monthly in an amount equal to the sum of: (A) the BellFlex allowance that the Executive would have been entitled to receive, plus (B) one-twelfth of the annual maximum company matching contribution that the Executive would have been eligible to receive if the Executive made the maximum contributions to the Bell Atlantic Savings Plan then permitted by law.

          (c) Constructive Discharge:  The Executive shall be deemed to have
              ----------------------
     been "constructively discharged" for purposes of this Agreement, if, in the absence of conduct amounting to cause for discharge on the part of the Executive, and without the Executive's express written consent, any of the following events has occurred within 12 months prior to the Executive electing to retire: (i) the Executive's status as a "Senior Manager" has been revoked; (ii) the Executive's base recurring salary has been reduced by more than 10%; (iii) the Executive has suffered a negative individual performance adjustment which causes the Executive's short term award under the STIP for a particular year to be reduced by 25% or more; or (iv) the Executive's responsibilities have been substantially reduced in type or scope, other than in a general reorganization of the management functions of one or more Bell Atlantic Companies, with the result that the Executive has materially less status and authority. Nothing in this Section 9(c) shall limit or qualify the obligations of Bell Atlantic under Section 3 of this Agreement, which are absolute.

     10.  Prohibition Against Competitive Activities:
          ------------------------------------------

          (a) Prohibited Conduct by the Executive:  During the period of the
              -----------------------------------
     Executive's employment with any Bell Atlantic Company, and for a period of two years (or any longer period expressly provided under any applicable provision of this Agreement) following the Executive's retirement or termination of employment for any other reason from any and all Bell Atlantic Companies, the Executive, without the prior written consent of the Chief Executive Officer, shall not:

               (i) personally engage in "Competitive Activities" (as defined in paragraph 10(b)) within any geographic area in which any Bell Atlantic Company is then engaged (or, at the time of the Executive's termination of employment,

--------------------------------------------------------------------------------
Employment Agreement                                                      Page 6
          had a board-approved business plan under which it planned to engage) in such Competitive Activities;

               (ii) work for, own, manage, operate, control or participate in the ownership, management, operation or control of, or provide consulting or advisory services to, any individual, partnership, firm, corporation or institution engaged in Competitive Activities within any geographic area described in Section 10(a)(i); provided, however, that the Executive's purchase or holding, for investment purposes, of securities of a publicly-traded company shall not constitute "ownership" or "participation in ownership" for purposes of this paragraph so long as the Executive's equity interest in any such company is less than a controlling interest;

               (iii) interfere with the relationship of any Bell Atlantic Company with any of its employees, agents, representatives, suppliers or vendors under contract, or joint venturers, where any such person or entity cooperates with or supports a Bell Atlantic Company in its performance of any Competitive Activities; or

               (iv) directly or indirectly attempt to divert from any Bell Atlantic Company any business in connection with Competitive Activities.

          (b) Competitive Activities:  For purposes of Section 10(a) hereof,
              ----------------------
     "Competitive Activities" means business activities relating to products or services of the same or similar type as those for which the Executive had responsibility to plan, develop, manage or oversee within the last 24 months of the Executive's employment with any Bell Atlantic Company.

          (c)   Notice.  Bell Atlantic shall send the Executive written notice
                ------
     in the event that Bell Atlantic believes that the Executive has violated any of the prohibitions of this Section 10; provided, however, that any failure by Bell Atlantic to give notice under this provision or to enforce its rights under this Agreement in any one or more instances shall not be a bar to Bell Atlantic giving notice and taking action to enforce its rights under this Agreement at any later time. For a period of 15 days after the giving of such notice, the Executive shall have the opportunity to respond and discuss with Bell Atlantic the underlying facts and the basis for Bell Atlantic's belief that the Executive is in breach of this Section 10. During such 15-day period, Bell Atlantic shall not pursue any remedy provided by this Agreement or at law or in equity.

          (d) Forfeiture of Benefits.  The Executive acknowledges that the
              ----------------------
     Executive's violation of any of the prohibitions of this Section 10 or the rules against wrongful competitive activity by the Executive as defined under the RIP and the Bell Atlantic Performance Share Plan ("PSP"), as the terms of those plans may be amended from time to time, may result in the Executive's forfeiture of any and all rights to benefits or awards under the RIP and the PSP.

          (e) Waiver:  Nothing in this Agreement shall bar the Executive from
              ------
     requesting, at the time of the Executive's retirement or at any time thereafter, that the then-current Chief Executive Officer waive Bell Atlantic's rights to enforce the non-compete covenants of this Section 10, and the Chief Executive Officer shall have the
--------------------------------------------------------------------------------
Employment Agreement                                                      Page 7
     power to agree to such a waiver if the Chief Executive Officer determines that it is not inconsistent with the interests of Bell Atlantic to do so.

     11.  Prohibition Against Disclosure of Proprietary Information:
          ---------------------------------------------------------

          (a) Prohibited Conduct by the Executive:  The Executive acknowledges
              -----------------------------------
     that, as one of the most senior officers of the Bell Atlantic Companies, the Executive has continuing access to confidential and proprietary information of Bell Atlantic Companies. The Executive shall, therefore, at all times during the period of active employment with any Bell Atlantic Company, and for a period of three years thereafter, preserve the confidentiality of all proprietary information of any Bell Atlantic Company. The three-year limitation under this paragraph shall not in any way limit any Bell Atlantic Company's common law and statutory rights to protect its trade secrets or intellectual property rights at any time, to the full extent of the law. "Proprietary information" includes, but is not limited to, information in the possession or control of a Bell Atlantic Company that has not been fully disclosed in a writing which has been generally circulated to the public at large, and which gives the Bell Atlantic Company an opportunity to obtain or maintain advantages over its current and potential competitors, such as strategic or tactical business plans, and undisclosed financial data; ideas, processes, methods, techniques, systems, patented or copyrighted information, models, devices, programs, computer software or related information; documents relating to regulatory matters and correspondence with governmental entities; pricing and cost data; reports and analyses of business prospects; business transactions which are contemplated or planned; research data; personnel information and data; identities of users and purchasers of any Bell Atlantic Company's products or services; and other confidential matters pertaining to or known by one or more Bell Atlantic Companies, including confidential information of a third party which a Bell Atlantic Company is bound to protect.

          (b) Obligation to Return Company Property:  If and when the Executive
              -------------------------------------
     retires or terminates employment for any other reason with all Bell Atlantic Companies, the Executive shall, prior to the last day of active employment and without charge to any Bell Atlantic Company, return to the employing Bell Atlantic Company (or the rightful Bell Atlantic Company) all company property, including, without limitation, originals and copies of records, papers, programs, computer software, documents and other materials which contain Proprietary Information, as defined in Section 11(a). The Executive shall thereafter cooperate with each applicable Bell Atlantic Company in executing and delivering documents requested by the company that are necessary to assist the Bell Atlantic Company in patenting or registering any programs, ideas, inventions, discoveries, copyright material or trademarks, and to vest title thereto in the Bell Atlantic Company.

          (c) Forfeiture of Benefits.  The Executive acknowledges that the
              ----------------------
     Executive's violation of the prohibitions of this Section 11, or other "misconduct" by the Executive (as that term is interpreted by the Human Resources Committee of the Board under the RIP and PSP plans, as those plans may be amended from time to time), may result in the Executive's forfeiture of any and all rights to benefits or awards under the RIP and the PSP.


--------------------------------------------------------------------------------
Employment Agreement                                                      Page 8

     12.  Remedies in Addition to Forfeiture of Benefits.  The Executive
          ----------------------------------------------
recognizes that irreparable injury will result to one or more Bell Atlantic Companies, and to the business and property of any of them, in the event of a breach by the Executive of any of the provisions of Section 10 or 11 of this Agreement, and that the Executive's continued employment is predicated on the commitments made by the Executive in those Sections. In the event of any breach of any of the Executive's commitments under Section 10 or 11, any Bell Atlantic Company that is damaged by such breach shall be entitled, in addition to declaring a forfeiture of benefits as described herein, and in addition to any other remedies and damages available, to injunctive relief to restrain the violation of such commitments by the Executive or by any person or persons acting for or with the Executive in any capacity whatsoever.

     13.  Miscellaneous Provisions.
          ------------------------

          (a) Legal Release:  Notwithstanding any provision of this Agreement,
              -------------
     no liquidated damages or benefits under the terms of this Agreement shall be payable in connection with a separation from service by the Executive unless and until the Executive signs the Release in a form satisfactory to Bell Atlantic; provided, however, that nothing in this Agreement is intended to cause the Executive to waive his right to submit claims for employee benefits in accordance with the terms of any employee benefit plans in which the Executive remains a participant.

          (b) Assignment by Bell Atlantic:  Bell Atlantic may assign this
              ---------------------------
     Agreement without the Executive's consent to any company that acquires all or substantially all of the assets of Bell Atlantic, or into which or with which Bell Atlantic or the company which is then the Executive's employing company is merged or consolidated. If and when the Executive transfers employment to a Bell Atlantic Company other than Bell Atlantic, that employing company shall automatically be deemed to be a party to this Agreement in addition to Bell Atlantic. This Agreement may not be assigned by the Executive, and no person other than the Executive or his estate may assert the rights of the Executive under this Agreement. The right to receive further compensation or benefits of any kind under this Agreement shall be forfeited upon the death of the Executive, except as expressly provided to the contrary under the terms of any applicable compensation and benefit plan in which the Executive was a participant on the date of his death, and except that, in the event of the death of the Executive during the Committed Employment Period, the cash severance payment provided for by
     Section 7 of this Agreement shall become payable in full.

          (c) Waiver:  The waiver by any Bell Atlantic Company of a breach by
              ------
     the Executive of any provision of this Agreement shall not be construed as a waiver of any subsequent breach by the Executive.

          (d) Severability:  If any clause, phrase or provision of this
              ------------
     Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable under any applicable law, such event shall not affect or render invalid or unenforceable the remainder of this Agreement and shall not affect the application of any clause, phrase or provision hereof to other persons or circumstances. Furthermore, in the event that a court of law or equity determines that the geographic scope of the covenants under Section 10, or the duration of any of the restrictions under this Agreement, are not enforceable, this Agreement shall hereby be deemed to be
--------------------------------------------------------------------------------
Employment Agreement                                                      Page 9
     amended to the extent necessary, but only to the extent necessary, to permit the enforcement of the terms of this Agreement.

          (e) Governing Law:  This Agreement shall be construed and enforced in
              -------------
     accordance with the laws of the Commonwealth of Pennsylvania.

          (f) Entire Agreement:  This Agreement supersedes the Non-Compete and
              ----------------
     Proprietary Information Agreements, between Bell Atlantic and the Executive, dated August 10, 1993 and January 24, 1994, and each of those Agreements is hereby cancelled. Except for the terms and conditions of the compensation and benefit plans applicable to the Executive (as such plans may be amended by the applicable Bell Atlantic Company from time to time), this Agreement sets forth the entire understanding of BAC and the Executive and supersedes all prior agreements, arrangements, and communications, whether oral or written, pertaining to the subject matter hereof; and this Agreement shall not be modified or amended except by written agreement of the Executive, Bell Atlantic and the Bell Atlantic Company which then employs the Executive.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

                              BELL ATLANTIC CORPORATION


                              By:
                                 -----------------------------------------------
                                     Raymond W. Smith
                                     Chairman of the Board and
                                      Chief Executive Officer


                              THE EXECUTIVE


                              --------------------------------------------------
                                     James G. Cullen




--------------------------------------------------------------------------------
Employment Agreement                                                     Page 10

                                                                       EXHIBIT A

                                 RELEASE
                                 -------


          THIS RELEASE (the "Release") is entered into by JAMES G. CULLEN (the "Executive"), for the benefit of BELL ATLANTIC CORPORATION ("Bell Atlantic"), and all companies, and their officers, directors and employees, which are affiliated with Bell Atlantic (Bell Atlantic and said affiliated companies are sometimes referred to collectively herein as "Bell Atlantic Companies").

          WHEREAS, the Executive has retired from his employing Bell Atlantic Company on ____________ (the "Retirement Date") pursuant to the terms of an Employment Agreement, dated _______________, 1995, between Bell Atlantic and the Executive (the "Agreement"), and he wishes to execute this Release as contemplated under the terms of the Agreement.

          NOW, THEREFORE, the Executive affirms as follows:

          1. Except for any as-yet unfulfilled obligations of Bell Atlantic under the terms of the Agreement, or any benefits which the Executive is entitled to receive under the terms of the benefit plans in which he participates (as those plans may be amended from time to time), the Executive, as his free and voluntary act, hereby releases and discharges Bell Atlantic, its affiliates, and their successors and assigns, and the directors, officers, employees, and agents of each of them, of and from any and all debts, obligations, claims, demands, judgments or causes of action of any kind whatsoever, known or unknown, in tort, contract, by statute or on any other basis, for equitable relief, compensatory, punitive or other damages, expenses (including attorneys' fees), reimbursements or costs of any kind, including but not limited to, any and all claims, demands, rights and/or causes of action, including those which might arise out of allegations relating to a claimed breach of an alleged oral or written employment contract, or relating to purported employment discrimination or civil rights violations, such as, but not limited to, those arising under Title VII of the Civil Rights Act of 1964 (42 U.S.C. Section 2000e et seq.), the Civil Rights Acts of 1866 and 1871 (42 U.S.C. Sections 1981 and 1983), Executive Order 11246, as amended, the Age Discrimination in Employment Act of 1967, as amended (29 U.S.C. Section 621 et seq.), the Equal Pay Act of 1963 (29 U.S.C. Section 206(d)(1)), the Rehabilitation Act of 1973 (29 U.S.C. Sections 701-794), the Civil Rights Act of 1991, the Americans with Disabilities Act, or any other applicable federal, state or local employment discrimination statute or ordinance, which the Executive might have or assert against any of said entities or persons (a) by reason of the Executive's active employment by Bell Atlantic or any Bell Atlantic Company, or the termination of said employment and all circumstances related thereto; or (b) by reason of any other matter, cause or thing whatsoever which may have occurred prior to the date of execution of this Release.

          2.   No Litigation or Other Legal Action. Except for any as-yet
               -----------------------------------
unfulfilled obligations of Bell Atlantic under the terms of the Agreement, or any benefits which the Executive is entitled to receive under the terms of the benefit plans in which he participates (as those plans may be amended from time to time), the Executive promises not to initiate a lawsuit or to bring a claim against Bell Atlantic or any Bell Atlantic Company or their successors or assigns, or the directors, officers, employees, or agents of any of them, in any court, government agency, or otherwise, relating to the Executive's employment, the termination of said employment, or


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

other events, including, but not limited to, any claim under any federal, state or local statute, ordinance, or rule of law. The Executive waives any remedy or recovery in any action which may be brought on the Executive's behalf by any government agency or other person.

          3. The Executive hereby reaffirms the terms and conditions of the Agreement in all respects.

          4. Should any provision of this Release be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby, and said illegal or invalid part, term or provision shall be deemed not to be a part of this Release.

          STATEMENT BY THE EXECUTIVE WHO IS SIGNING BELOW:  BELL ATLANTIC HAS
          -----------------------------------------------
ADVISED ME IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS RELEASE. I HAVE CAREFULLY READ AND FULLY UNDERSTAND THE PROVISIONS OF THIS RELEASE AND HAVE HAD SUFFICIENT TIME AND OPPORTUNITY (OVER A PERIOD OF SUBSTANTIALLY MORE THAN 21 DAYS) TO CONSULT WITH MY PERSONAL TAX, FINANCIAL AND LEGAL ADVISORS PRIOR TO EXECUTING THIS DOCUMENT, AND I INTEND TO BE LEGALLY BOUND BY ITS TERMS. I UNDERSTAND THAT I MAY REVOKE THIS RELEASE WITHIN SEVEN
(7) DAYS FOLLOWING MY SIGNING, AND THIS RELEASE WILL NOT BECOME ENFORCEABLE OR EFFECTIVE UNTIL THAT SEVEN-DAY PERIOD HAS EXPIRED.


          THE UNDERSIGNED, intending to be legally bound, has executed this Release as of the _____ day of __________, 19___, that being the Executive's Retirement Date.


                                    THE EXECUTIVE



Witness:                            Signed:
        -----------------------            -------------------------------------
                                           James G. Cullen


                               THIS IS A RELEASE
                         READ CAREFULLY BEFORE SIGNING

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